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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of the Registrant:

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
                    NAME                                JURISDICTION OF INCORPORATION
--------------------------------------------     --------------------------------------------
Quarterdeck International Limited                Ireland
Quarterdeck GmbH                                 West Germany
Quarterdeck S.A.R.L.                             France
Quarterdeck U.K. Limited                         United Kingdom
Quarterdeck FSC, Ltd.                            U.S. Virgin Islands
Quarterdeck Australia                            Australia Pty Limited
Quarterdeck Select Corporation                   Florida
StarNine Technologies, Inc.                      California
Internetware, Inc.                               California
Datastorm Technologies, Inc.                     Missouri
Inset Labs, Inc.                                 Connecticut
Future Labs, Inc                                 California
Vertisoft Systems, Inc.                          California
Limbex Corporation                               California
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